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                                                                    Exhibit 4(g)

                             ON COMMAND CORPORATION

                     1997 NON-EMPLOYEE DIRECTORS STOCK PLAN

                    DIRECTORS NONQUALIFIED STOCK OPTION GRANT


           This Stock Option Grant (this "GRANT") is made and entered into as of the date of grant set forth below (the "DATE OF GRANT") by and between On Command Corporation, a Delaware corporation (the "COMPANY"), and the Optionee named below ("OPTIONEE").

Optionee:
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Optionee's Address:
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Total Shares Subject to Option:                         50,000
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Exercise Price Per Share:
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Date of Grant:
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Expiration Date:
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         1. GRANT OF OPTION. The Company hereby grants to Optionee an option
(this "OPTION") to purchase up to the total number of shares of Common Stock of the Company set forth above (collectively, the "Shares") at the exercise price per share set forth above (the "EXERCISE PRICE"), subject to all of the terms and conditions of this Grant and the Company's 1997 Non-Employee Directors Stock Option Plan (the "PLAN"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

         2. EXERCISE AND VESTING OF OPTION. Subject to the terms and conditions of the Plan and this Grant, this Option shall become exercisable as it vests. Subject to the terms and conditions of the Plan and this Grant, this Option shall vest as to twenty-five percent (25%) of the Shares on the first anniversary of the Date of Grant, as to twenty-five percent (25%) of the Shares on the second anniversary of the Date of Grant and as to fifty percent (50%) of the Shares on the third anniversary of the Date of Grant so long as the Optionee continuously remains a member of the Board of Directors (a "BOARD MEMBER") of the Company.

         3. RESTRICTION ON EXERCISE. This Option may not be exercised unless such exercise is in compliance with the Securities Act, and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the SEC, any state securities commission or any stock exchange or national market system to effect such compliance.

         4. TERMINATION OF OPTION. Except as provided below in this Section, this Option shall terminate if Optionee ceases to be a Board Member of the Company. The date on which Optionee ceases to be a Board



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Member of the Company shall be referred to as the "TERMINATION DATE." No portion of an Option which is unexercisable at the Termination Date will thereafter become exercisable.

                4.1 Termination Generally. If Optionee ceases to be a Board Member of the Company for any reason except death or permanent and total disability, then this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee within three (3) months after the Termination Date, or, if the Optionee dies within such three-month period, may be exercised by the Optionee's legal representative within twelve (12) months after the Optionee's death but in no event later than the Expiration Date.

                4.2 Death or Disability. If Optionee ceases to be a Board Member of the Company because of the death of Optionee or the permanent and total disability of Optionee within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, then this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or Optionee's legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

                4.3 Corporate Transaction. This Option shall terminate upon the occurrence of a Corporate Transaction, as defined in the Plan; provided however that any Option granted or deemed regranted within six months of such Corporate Transaction shall remain exercisable until the expiration of six months and one day from the later of the date such Option was granted or the date such Option was deemed regranted; and provided, further, that the Board of Directors has determined that an acquisition of a majority of the outstanding common stock of Ascent Entertainment Group, Inc. shall constitute a Corporate Transaction resulting in accelerated vesting of the Options granted under the Plan, and such Options shall not terminate except as otherwise provided herein.

         5.     MANNER OF EXERCISE.

                5.1 Exercise Agreement. This Option shall be exercisable by Optionee (or, in the case of exercise after Optionee's death or incapacity, Optionee's executor, administrator, heir or legatee, as the case may be) delivery to the Company of an executed written Directors Stock Option Exercise Agreement (which form shall be distributed to Optionee upon notice of exercise), which shall set forth Optionee's election to exercise some or all of this Option, the number of shares being purchased, any restrictions imposed on the Shares and such other representations and agreements as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

                5.2 Payment. Payment for the Shares purchased upon exercise of this Option may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Company that have been owned by Optionee for more than six
(6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), having a Fair Market Value equal to the Exercise Price of the Option; (c) by payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (d) through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Internal Revenue Code of 1986) and payable on such terms and in such form as may be prescribed by the Board; or (e) by any combination of the foregoing, provided that the par value of the shares shall be paid in cash or by check.

                5.3 Withholding Taxes. Prior to the issuance of the Shares upon exercise of this Option, Optionee shall pay or make adequate provision for any applicable federal or state withholding obligations of the Company.





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If the Board permits, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Option by deducting the Shares retained from the Shares issuable upon exercise.

                5.4 Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative. To enforce any restrictions on Optionee's Shares, the Committee may require Optionee to deposit all certificates, together with stock powers or other instruments of transfer approved by the Committee appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

         6. NONTRANSFERABILITY OF OPTION. During the lifetime of the Optionee, this Option shall be exercisable only by Optionee, unless otherwise permitted by the Board. This Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

         7. PRIVILEGES OF STOCK OWNERSHIP. Participant shall not have any of the rights of a shareholder with respect to any Shares until Participant exercises the Option and pays the Exercise Price.

         8. INTERPRETATION. Any dispute regarding the interpretation of this Grant shall be submitted by Optionee or the Company to the Board that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on the Company and on Optionee.

         9. TENURE AS BOARD MEMBER. In consideration of the granting of this Option, the Optionee agrees to serve as an Independent Director as defined under the terms of the Plan until the next annual meeting of the stockholders of the Company. However, nothing in the Plan or this Grant shall confer on Optionee any right to continue as a Board Member, and the Company expressly reserves its rights to discharge Optionee at any time for any reason whatsoever, with or without good cause.

         10. ENTIRE AGREEMENT. The 1999 Amendment, the Directors Plan and the Directors Stock Option Exercise Agreement, and the terms and conditions thereof, are incorporated herein by reference. This Grant, the Plan and the Directors Stock Option Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

         11. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile, rapifax or telecopier.

         12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Agreement is determined by a court of law



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to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

                                          ON COMMAND CORPORATION

                                          By:
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                                          Name:
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                                          Title:
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